    As filed with the Securities and Exchange Commission on August 21, 1997.

                              Registration No. 333-______

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                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                 --------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------


                            BRITE VOICE SYSTEMS, INC.
               (Exact name of issuer as specified in its charter)


     Kansas                                            48-0986248
     (State or other                                   (I.R.S. Employer
jurisdiction of incorporation)                    Identification No.)

     250 International Parkway, Suite 300
     Heathrow, Florida                                      32746
(Address of Principal Executive Offices)                  (Zip Code)



                      NON-STATUTORY STOCK OPTION AGREEMENT
                              [FULL TITLE OF PLAN]



                              Glenn A. Etherington
                             Chief Financial Officer
                      250 International Parkway, Suite 300
                             Heathrow, Florida 32746
                     (Name and address of agent for service)

  Telephone number, including area code, of agent for service:  (407) 357-1000


                                    Copy to:

                            Thomas P. Garretson, Esq.
                        Triplett, Woolf & Garretson, LLC
                        151 North Main Street, Suite 800
                           Wichita, Kansas 67202-1409
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

                         CALCULATION OF REGISTRATION FEE


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        TITLE OF CLASS OF               AMOUNT             PROPOSED MAXIMUM           PROPOSED MAXIMUM              AMOUNT OF
          SECURITIES TO                  TO BE              OFFERING PRICE                AGGREGATE               REGISTRATION
          BE REGISTERED               REGISTERED(1)           PER SHARE(2)                 OFFERING                    FEE
                                                                                           PRICE(2)
----------------------------------------------------------------------------------------------------------------------------------
          Common Stock,                100,000                  $5.875                    $587,500                    $178
          no par value

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----------------------------------------------------------------------------------------------------------------------------------


(1) This Registration Statement is being filed to register 100,000 shares of common stock which may be issued pursuant to non-qualified options granted pursuant to a Non-Statutory Stock Option Agreement between the Registrant and David F. Hemmings, a former executive officer of the Registrant, plus such indeterminable number of shares of common stock as may be issuable because of the anti-dilution provisions set forth in such Agreement.

(2)  Calculated in accordance with the provisions of Rule 457(h).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.   PLAN INFORMATION.

     The documents containing information related to the non-statutory stock option agreement (the "Options") which are not filed as a part of this Registration Statement and documents incorporated by reference in response to
Item 3 of Part II of this Registration Statement, which taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended, (the "Securities Act") will be sent or given to the holder of the Options (the "Optionee") by the Registrant as specified by Rule 428(b)(1) of the Securities Act.


Item 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     As required by this Item, the Registrant will provide to the Optionee a written statement advising him of the availability without charge upon written or oral notice of documents incorporated by reference in Item 3 of Part II of this Registration Statement and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act. The statement will include the address listing the title or department and telephone number to which the request is to be directed.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Commission are incorporated by reference in this Registration Statement:
     A. Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

     B. Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997; and

     C. Item 1, "Description of The Common Stock" contained in the Exhibits to the Registrant's Registration Statement on Form 8-A pursuant to
          Section 12(g) of the Securities Exchange Act of 1934, as amended, on August 9, 1989.


     All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold, or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES.

     Not applicable; the class of securities to be offered is registered under
Section 12 of the Securities Exchange Act of 1934.

Item 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 17-6305 of the Kansas Statutes Annotated, as amended ("K.S.A.") contains detailed provisions for indemnification of certain persons, including directors and officers of Kansas corporations, against expenses, judgments, fines and settlements in connection with litigation.

     Article VIII of the Company's Restated Articles of Incorporation limits a director's liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for dividends, stock repurchases and other distributions made in violation of Kansas law, or (iv) for any transaction from which the director derived any improper personal benefit.

     Article V of the Company's Bylaws provides for indemnification of certain persons, including directors and officers of the Company, substantially the same as that permitted by K.S.A. Section 17-6305. Section 17-6305(g) provides that a Kansas corporation may obtain insurance to indemnify its directors and officers. The Company has directors' and officers' insurance which protects each director or officer from liability for actions taken in their capacity as directors or officers.


Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


Item 8.  EXHIBITS.

EXHIBIT NO.    DESCRIPTION

     5.1 Opinion of Triplett, Woolf & Garretson, LLC as to the legality of the Registrant's Common Stock being registered hereby

     23.1      Consent of Arthur Andersen LLP

     23.2      Consent of Triplett, Woolf & Garretson, LLC (contained in Exhibit
               5.1)

     24.1 Power of Attorney (included as part of the Signature Page to this Registration Statement)

Item 9.  UNDERTAKINGS.

          (a) The Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) to reflect in the prospectus any facts or events
               arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Heathrow, State of Florida, on the 12th day of August, 1997.

                              BRITE VOICE SYSTEMS, INC.


                              By /s/ David S. Gergacz
                                 ------------------------------------
                                 David S. Gergacz, President and
                                 Chief Executive Officer (Principal
                                 Executive Officer)


                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS that each such person whose signature appears below constitutes and appoints, jointly and severally, David S. Gergacz and Glenn A. Etherington, his attorneys-in-fact, each with the power of substitution, for him and in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments) and to file the same, with all Exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

    Signature                        Title                               Date


/s/ David S. Gergacz            President, Chief                 August 12, 1997
--------------------------      Executive Officer
David S. Gergacz                and Director


/s/ Glenn A. Etherington        Chief Financial                  August 12, 1997
--------------------------      Officer (Principal
Glenn A. Etherington            Financial and Principal
                                Accounting Officer)

--------------------------      Chairman of the                  August __, 1997
Stanley G. Brannan              Board of Directors


/s/ Perry E. Esping             Director                         August 12, 1997
--------------------------
Perry E. Esping


/s/ C. MacKay Ganson, Jr.       Director                         August 12, 1997
--------------------------
C. MacKay Ganson, Jr.


/s/ John F. Kelsey, III         Director                         August 12, 1997
--------------------------
John F. Kelsey, III


/s/ Alan C. Maltz               Director                         August 12, 1997
--------------------------
Alan C. Maltz


--------------------------      Director                         August __, 1997
Scott A. Maltz

                                  EXHIBIT INDEX

EXHIBIT NO.             DESCRIPTION

  5.1 Opinion of Triplett, Woolf & Garretson, LLC as to the legality of the Registrant's Common Stock being registered hereby

  23.1     Consent of Arthur Andersen LLP

  23.2     Consent of Triplett, Woolf & Garretson, LLC (contained in Exhibit
           5.1)

  24.1 Power of Attorney (included as part of the Signature Page to this Registration Statement)